Exhibit 99.4

CISCO SYSTEMS, INC.

RESTRICTED STOCK UNIT ASSUMPTION AGREEMENT

Dear [Field: Full Name]:

As you know, on March 16, 2012 (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Lightwire, Inc. (“Lightwire”), (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco, Lumos Acquisition Corp., Lightwire, Inc. and the Stockholders’ Agent dated as of February 23, 2012 (the “Merger Agreement”). On the Closing Date, you held one or more outstanding restricted stock unit awards to acquire shares of Lightwire common stock granted to you under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan (the “Plan”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Lightwire under your outstanding restricted stock unit award (or restricted stock unit awards). This Restricted Stock Unit Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of a restricted stock unit award (or restricted stock unit awards) to acquire Lightwire common stock granted to you under the Plan (the “Lightwire RSUs”), and documented by a restricted stock unit agreement (or restricted stock unit agreements) and any amendment(s) and/or restricted stock unit assumption agreements entered into by and between you and Lightwire (the “RSU Agreement(s)”), including the necessary adjustments for assumption of the Lightwire RSUs that are required by the Acquisition.

The table below summarizes your Lightwire RSUs immediately before and after the Acquisition:

Grant Details

Employee ID	[Field: Employee ID]
Grant Date	[Field: Grant Date]
Type of Award	[Field: Grant Type]
Grant Number	[Field: Grant Number]
Cisco Number of Shares	[Field: Shares Granted]
Original Number of Shares	[Field: Acquisition Shares]
Vesting Commencement Date	[Field: Vest Start Date]

The post-Acquisition adjustments are based on the Stock Unit Exchange Ratio of 0.2257851678, as determined in accordance with the terms of the Merger Agreement, and are intended to preserve immediately after the Acquisition the aggregate fair market value of the underlying shares immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Lightwire RSUs was determined by multiplying the Stock Unit Exchange Ratio by the number of Shares remaining subject to your Lightwire RSUs on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock.

Unless the context otherwise requires, any references in the Plan or the RSU Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. References in this Agreement to “Employer” mean your actual employer. All references in the RSU Agreement(s) and the Plan relating to your status as an employee or consultant of Lightwire or a subsidiary or affiliate will now refer to your status as an employee or consultant of Cisco or any present or future Cisco parent, subsidiary or affiliate.

The vesting commencement date, vesting schedule and expiration date of your assumed Lightwire RSUs remain the same as set forth in the RSU Agreement(s) and/or any notice of grant, (in this respect, please note that any discussion of terms (including vesting acceleration) in any employment offer letter (whether from Cisco, Lightwire or any other related employer) is explanatory in nature and will not result in duplication of benefits (including vesting) with respect to your assumed Lightwire RSUs) but with the number of shares subject to each vesting installment adjusted to reflect the effect of the Acquisition. Vesting of your assumed Lightwire RSUs will be suspended during all leaves of absence in accordance with Cisco’s policies. All other provisions which govern either the settlement or the termination of your assumed Lightwire RSUs remain the same as set forth in the RSU Agreement(s), and the provisions of the RSU Agreement(s) will govern and control your rights under this Agreement to acquire shares of Cisco common stock, except as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition.

UPON TERMINATION OF YOUR ACTIVE EMPLOYMENT WITH CISCO OR ANY PRESENT OR FUTURE CISCO SUBSIDIARY, ALL UNVESTED RESTRICTED STOCK UNITS SHALL BE IMMEDIATELY FORFEITED WITHOUT CONSIDERATION.

Nothing in this Agreement or the RSU Agreement(s) interferes in any way with your right and the right of Cisco or its parent, subsidiary or affiliate, which rights are expressly reserved, to terminate your employment at any time for any reason and whether or not in breach of local labor laws. Future restricted stock units, if any, you may receive from Cisco will be governed by the terms of the Cisco plan under which such restricted stock units are granted, and such terms may be different from the terms of your assumed Lightwire RSUs, including, but not limited to, the vesting schedule.

Until Cisco’s Stock Administration Department is in receipt of your understanding and acceptance of this Agreement (which can be accomplished electronically by following the instructions under the heading of Acknowledgment below) your Cisco account will not be activated and your assumed Lightwire RSU(s) will not be released.

If you have any questions regarding this Agreement or your assumed Lightwire RSU(s), please contact                              at                             .

CISCO SYSTEMS, INC.

By: [Field: Mark Chandler Signature]

/s/ Mark Chandler

Corporate Secretary

[Field: Full Name] acknowledges that clicking on the I Agree button constitutes acceptance and agreement to be bound by the terms of this Agreement, as well as understanding and agreement that all rights and liabilities with respect to the assumed Lightwire RSU(s) listed on the table above are hereby assumed by Cisco and are as set forth in the RSU Agreement(s) for such assumed Lightwire RSU(s), the Plan (as applicable) and this Restricted Stock Unit Assumption Agreement.

ATTACHMENTS

Exhibit A - Form S-8 Prospectus

CISCO SYSTEMS, INC.

RESTRICTED STOCK UNIT ASSUMPTION AGREEMENT

Dear [Field: Full Name]:

As you know, on March 16, 2012 (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Lightwire, Inc. (“Lightwire”), (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco, Lumos Acquisition Corp., Lightwire, Inc. and the Stockholders’ Agent dated as of February 23, 2012 (the “Merger Agreement”). On the Closing Date, you held one or more outstanding restricted stock unit awards to acquire shares of Lightwire common stock granted to you under the Lightwire, Inc. 2012 Equity Incentive Plan (the “Plan”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Lightwire under your outstanding restricted stock unit award (or restricted stock unit awards). This Restricted Stock Unit Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of a restricted stock unit award (or restricted stock unit awards) to acquire Lightwire common stock granted to you under the Plan (the “Lightwire RSUs”), and documented by a restricted stock unit agreement (or restricted stock unit agreements) and any amendment(s) and/or restricted stock unit assumption agreements entered into by and between you and Lightwire (the “RSU Agreement(s)”), including the necessary adjustments for assumption of the Lightwire RSUs that are required by the Acquisition.

The table below summarizes your Lightwire RSUs immediately before and after the Acquisition:

Grant Details

Employee ID	[Field: Employee ID]
Grant Date	[Field: Grant Date]
Type of Award	[Field: Grant Type]
Grant Number	[Field: Grant Number]
Cisco Number of Shares	[Field: Shares Granted]
Original Number of Shares	[Field: Acquisition Shares]
Vesting Commencement Date	[Field: Vest Start Date]

The post-Acquisition adjustments are based on the Stock Unit Exchange Ratio of 0.2257851678, as determined in accordance with the terms of the Merger Agreement, and are intended to preserve immediately after the Acquisition the aggregate fair market value of the underlying shares immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Lightwire RSUs was determined by multiplying the Stock Unit Exchange Ratio by the number of Shares remaining subject to your Lightwire RSUs on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock.

Unless the context otherwise requires, any references in the Plan or the RSU Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. References in this Agreement to “Employer” mean your actual employer. All references in the RSU Agreement(s) and the Plan relating to your status as an employee or consultant of Lightwire or a subsidiary or affiliate will now refer to your status as an employee or consultant of Cisco or any present or future Cisco parent, subsidiary or affiliate.

The vesting commencement date, vesting schedule and expiration date of your assumed Lightwire RSUs remain the same as set forth in the RSU Agreement(s) and/or any notice of grant, (in this respect, please note that any discussion of terms (including vesting acceleration) in any employment offer letter (whether from Cisco, Lightwire or any other related employer) is explanatory in nature and will not result in duplication of benefits (including vesting) with respect to your assumed Lightwire RSUs) but with the number of shares subject to each vesting installment adjusted to reflect the effect of the Acquisition. Vesting of your assumed Lightwire RSUs will be suspended during all leaves of absence in accordance with Cisco’s policies. All other provisions which govern either the settlement or the termination of your assumed Lightwire RSUs remain the same as set forth in the RSU Agreement(s), and the provisions of the RSU Agreement(s) will govern and control your rights under this Agreement to acquire shares of Cisco common stock, except as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition.

UPON TERMINATION OF YOUR ACTIVE EMPLOYMENT WITH CISCO OR ANY PRESENT OR FUTURE CISCO SUBSIDIARY, ALL UNVESTED RESTRICTED STOCK UNITS SHALL BE IMMEDIATELY FORFEITED WITHOUT CONSIDERATION.

Nothing in this Agreement or the RSU Agreement(s) interferes in any way with your right and the right of Cisco or its parent, subsidiary or affiliate, which rights are expressly reserved, to terminate your employment at any time for any reason and whether or not in breach of local labor laws. Future restricted stock units, if any, you may receive from Cisco will be governed by the terms of the Cisco plan under which such restricted stock units are granted, and such terms may be different from the terms of your assumed Lightwire RSUs, including, but not limited to, the vesting schedule.

Until Cisco’s Stock Administration Department is in receipt of your understanding and acceptance of this Agreement (which can be accomplished electronically by following the instructions under the heading of Acknowledgment below) your Cisco account will not be activated and your assumed Lightwire RSU(s) will not be released.

If you have any questions regarding this Agreement or your assumed Lightwire RSU(s), please contact                          at                         .

CISCO SYSTEMS, INC.

By: [Field: Mark Chandler Signature]

/s/ Mark Chandler

Corporate Secretary

[Field: Full Name] acknowledges that clicking on the I Agree button constitutes acceptance and agreement to be bound by the terms of this Agreement, as well as understanding and agreement that all rights and liabilities with respect to the assumed Lightwire RSU(s) listed on the table above are hereby assumed by Cisco and are as set forth in the RSU Agreement(s) for such assumed Lightwire RSU(s), the Plan (as applicable) and this Restricted Stock Unit Assumption Agreement.

ATTACHMENTS

Exhibit A - Form S-8 Prospectus